Exhibit 10.54

SECOND AMENDING AGREEMENT TO

DEFERRED SHARE UNIT PLAN FOR EMPLOYEES OF OVINTIV INC.

WHEREAS the Corporation administers the Deferred Share Unit Plan for Employees of Ovintiv Inc., adopted with effect from January 24, 2020 (the “DSU Plan”);

AND WHEREAS the DSU plan provides that the market value of a Deferred Share Unit shall generally be determined, with respect to any particular date, based on the closing price of a share of the Corporation’s common stock on the Toronto Stock Exchange on the trading day immediately prior to such date;

AND WHEREAS the Corporation desires to amend the DSU Plan, such that the market value of a Deferred Share Unit shall generally be determined, with respect to any particular date, based on the closing price of a share of the Corporation’s common stock on the New York Stock Exchange or the Toronto Stock Exchange, as specified in the grant confirmation provided to an Eligible Employee relating to such Deferred Share Unit;

NOW THEREFORE:

1.	Effective Date

This Amending Agreement (this "Agreement") is effective as of December 15, 2020 (the "Effective Date").

2.	Defined Terms

Capitalized terms used herein and not otherwise defined have the meanings ascribed thereto in the DSU Plan.

3.	Applicable Stock Exchange

Section 1.3.20 of the DSU Plan is deleted and replaced with:

“Stock Exchange” means the New York Stock Exchange or the Toronto Stock Exchange, as specified in the grant confirmation provided to the Eligible Employee relating to such Deferred Share Unit, or if the Shares are not listed on the Toronto Stock Exchange or the New York Stock Exchange, such other stock exchange on which the Shares are listed, or if the Shares are not listed on any stock exchange, then on the over-the-counter market.

4.	Governing Law

This Agreement shall be governed by and construed in accordance with the laws in force in the State of Delaware, without reference to conflict of laws principles.

5.	Execution and Delivery

This Agreement may be signed or executed by facsimile or portable document format and the signing or execution by way of facsimile or portable document format shall have the same effect as the signing or execution of the original.

[Signature Page Follows]

IN WITNESS OF WHICH the Corporation has executed this Agreement as of the Effective Date set forth above.

OVINTIV INC.
By:	/s/ Rachel M. Moore
Rachel M. Moore Executive Vice-President, Corporate Services